Exhibit 99.1
United States Oil Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$(164,847,300)
Unrealized Gain (Loss) on Market Value of Futures	90,144,550
Dividend Income	6,026
Interest Income	14,132
ETF Transaction Fees	30,000
Total Income (Loss)	$(74,652,592)

Expenses
Investment Advisory Fee	$520,808
Brokerage Commissions	148,548
NYMEX License Fee	30,161
Audit Fees	13,589
Non-interested Directors' Fees and Expenses	11,089
Prepaid Insurance Expense	7,634
SEC & FINRA Registration Expense	4,030
Total Expenses	$735,859
Net Gain (Loss)	$(75,388,451)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 8/1/11	$1,176,137,715
Additions (20,200,000 Units)	661,923,098
Withdrawals (14,300,000 Units)	(473,106,974)
Net Gain (Loss)	(75,388,451)

Net Asset Value End of Period	$1,289,565,388
Net Asset Value Per Unit (37,400,000 Units)	$34.48

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502